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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Boston Properties, Inc. on Forms S-3 (File Nos. 333-60219 and 333-61799) of our reports indicated below with respect to the financial statements indicated below, which reports are included in this Form 8-K/A of Boston Properties Inc., dated August 24, 1998.

                                                         Date of Independent
     Financial Statements                                Accountants Report
     --------------------                                -------------------

Statement of revenue over certain operating
expenses of Riverfront Plaza for the year
ended December 31, 1997.                                   August 17, 1998

Statement of revenue over certain operating
expenses of the Mulligan/Griffin Portfolio for
the year ended December 31, 1997.                          August 14, 1998

Statement of revenue over certain operating
expenses of the Carnegie Center Portfolio
for the year ended December 31, 1997.                      July 30, 1998

Statement of revenue over certain operating
expenses of Prudential Center for the year
ended December 31, 1997.                                   July 24, 1998

Statement of revenue over certain operating
expenses of Metropolitan Square for the year
ended December 31, 1997.                                   July 10, 1998




                                               /s/  PricewaterhouseCoopers
Boston, Massachusetts
August 24, 1998